Exhibit 99.2

          Unaudited category sales and unaudited customer transactions

                           DOLLAR GENERAL CORPORATION
                            UNAUDITED CATEGORY SALES
                        For the Four Week Calendar Period

                                             --- For the Four Weeks Ended ---
                          Same-Stores      November 2, 2001    October 27, 2000
                             % Chg            Sales Mix           Sales Mix
   Highly Consumable          13%                60%                 58%
   Hardware and Seasonal      12%                13%                 16%
   Basic Clothing             3%                 12%                 13%
   Home Products              -7%                14%                 14%
                              ---                ---                 ---
     TOTAL                   8.5%                100%                100%

   Hardlines                  9%                 85%                 84%
   Softlines                  4%                 15%                 16%
                              --                 ---                 ---
     TOTAL                   8.5%                100%                100%




                           DOLLAR GENERAL CORPORATION
                         UNAUDITED CUSTOMER TRANSACTIONS
                                   Same-Stores
                        For the Four-Week Calendar Period

                                              --- For the Four Weeks Ended ---
                                                           % Chg
Same-Store Sales                                           8.5%
Customer Transactions                                       3%
Average Customer Purchase                                   6%